UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2016 (October 20, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terminations and Appointments of Executive Officers

On October 19, 2016, Mark A. Cox ceased to be employed as Vice President and Controller of Key Energy Services, Inc. (the “Company”), which was the Company’s principal accounting officer position.

The Company appointed Mr. Eddie Picard, age 51, as the Company’s Vice President and Controller effective on October 20, 2016, which will continue to be the Company’s principal accounting officer position. Mr. Picard most recently served as the Senior Director of Finance, Drilling & Completions at C&J Energy Services (“C&J”) from January 2014 to June 2016. C&J is a provider of well construction, well completions and well services to the oil and gas industry. Prior to his time at C&J Mr. Picard worked as a professional certified public accountant, consulting at companies within various industries from November 2011 to December 2013. From September 2010 until November 2011, Mr. Picard served as the Chief Accounting Officer at BPZ Energy, which is an independent oil and gas exploration and production company which has license contracts covering areas in offshore and onshore Peru. Mr. Picard has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Piccard is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company provided Mr. Picard with an offer letter that set forth his eligibility to receive a base salary of $235,000 per year (pro-rated for the remainder of the 2016 year) and an annual discretionary cash incentive bonus in an amount up to fifty percent (50%) of Mr. Picard’s base salary. Mr. Picard will be eligible to participate in the Company’s standard benefits programs, including medical, dental and vision insurance, the Company’s equity compensation plans and retirement plans.

The Company and Mr. Picard entered into a Change of Control Agreement (the “COC Agreement”) on October 20, 2016. The initial term of the COC Agreement is for the two year period following the effective date, but it will be extended for additional twelve (12) month periods if the Company does not take any action to modify, amend or terminate the agreement. In the event that Mr. Picard incurs an Involuntary Termination (defined below) within the one (1) year period following a Change of Control (defined below), and Mr. Picard signs a separation and release agreement in favor of the Company, he is eligible to receive: (i) a cash severance amount equal to his annual base salary; and (ii) if he timely elects coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse Mr. Picard for the difference between the COBRA premium and the monthly active-employee premium rate for him and his dependents for a period of six (6) months.

An “Involuntary Termination” is defined within the COC Agreement as a termination by the Company without Cause, or a termination by Mr. Picard due to a Change in Circumstances. “Cause” is generally defined as the gross negligence in the performance of Mr. Picard’s duties; (ii) willful and continued failure to perform his duties; or (iii) willful engagement in conduct which is materially injurious to the Company or its subsidiaries. A “Change in Circumstances” is generally defined as a material diminution in Mr. Picard’s base compensation or his duties or responsibilities, a required relocation of more than fifty (50) miles from his original location, or any other action by the Company that constitutes a material breach of the COC Agreement. A “Change of Control” will occur for purposes of the COC Agreement upon the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction or event involving the Company, which results in any party (other than Platinum Equity and its affiliates) owning more than fifty percent (50%) of the combined voting power of the Company or the surviving company of the transaction, or if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of at least ninety-five percent (95%) of the Company’s or the surviving company’s voting securities; or the Company’s stockholders approve a plan of complete dissolution or liquidation of the Company. The definition of a Change of Control shall generally exclude any Chapter 11 proceeding except as otherwise approved in the Company’s reorganization plan.

The foregoing description of the COC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the COC Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Amendment of Retention Agreements

On January 28, 2016, the Company granted retention bonus awards to certain key employees (the “Retention Awards”). The original Retention Awards were described in the Company’s Form 8-K filed on February 3, 2016. On October 17, 2016, the compensation committee (the “Committee”) of the Company’s board of directors approved an amendment to the Retention Awards held by certain key employees in order to address retention concerns. Two of the Company’s current named executive officers were recipients of these amendments: Mr. Marshall Dodson, who is the Company’s Senior Vice President and Chief Financial Officer, and Mr. Jeff Skelly, who no longer serves in an executive officer position at the Company but was designated as a “named executive officer” in the Company’s last Summary Compensation Table filed in accordance with Item 402(c) of Regulation S-K.

The Retention Awards were originally designed to become payable following the end of a retention period that ends on June 30, 2017. The Committee amended the Retention Awards for Messrs. Dodson and Skelly to provide for the immediate payment of one-third (1/3) of the original Retention Award amount, subject to a clawback in the event that the executive resigns, provides notice of intent to resign, or is terminated by the Company for cause prior to June 30, 2017, the end of the original retention period. Neither the aggregate amount of the Retention Award, nor the payment dates and general terms for the remaining two-thirds (2/3) of the Retention Award were amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Change of Control Agreement by and between Key Energy Services, Inc. and Eddie Picard, dated as of October 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Key Energy Services, Inc.

Date: October 21, 2016	By:	/s/ J. Marshall Dodson
J. Marshall Dodson
Senior Vice President and Chief Financial Officer